                                                                    Exhibit 24.1
                               POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that and each of the undersigned officers and directors of View Tech, Inc., a California corporation (the "Company"), individually and in their respective capacities indicated below, hereby makes, constitutes and appoints Robert G. Hatfield and William M. McKay, or each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute on behalf of the Company, by signing their respective names as acting for the Company, this registration statement on Form S-4, including all exhibits thereto and any and all amendments thereto (including post-effective amendments), and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Dated as of the 20th day of September, 1996.

                                VIEW TECH, INC.



Attest: /s/ William M. McKay     By: /s/ Robert G. Hatfield
       -------------------------    -----------------------
               Secretary            Robert G. Hatfield, Chairman and
                                    Chief Executive Officer (Principal
                                    Executive Officer)

 /s/ Robert G. Hatfield
--------------------------------
Robert G. Hatfield
Chairman, Chief Executive Officer,
and Director


 /s/ William M. McKay
--------------------------------
William M. McKay
Chief Financial Officer (Principal
Financial and Accounting Officer)


 /s/ John W. Hammon
--------------------------------
John W. Hammon
President, Chief Operating Officer,
and Director


 /s/ Calvin A. Carrera
--------------------------------
Calvin A. Carrera
Director


 /s/ Robert F. Leduc
--------------------------------
Robert F. Leduc
Director





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                            SECRETARY'S CERTIFICATE


               I, William M. McKay, Corporate Secretary for View Tech, Inc. (the "Company"), hereby certify that, as of the date set forth below, attached hereto as Exhibit "A" is a true and correct copy of the resolutions of the Company's Board of Directors adopted as of September 20, 1996, regarding authorization to file the Company's Registration Statement on Form S-4 with the Securities and Exchange Commission and the power of attorney related thereto, and such resolutions have not been altered or amended and remain in full force and effect as of the date hereof.


October 4, 1996




                                /s/ William M. McKay
                                ----------------------------------------
                                William M. McKay
                                Secretary

                                   Exhibit A

            RESOLUTIONS OF THE BOARD OF DIRECTORS OF VIEW TECH, INC.
                        adopted as of September 20, 1996

4. RESOLVED, that the Company be, and hereby is, authorized to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4, including all exhibits thereto and any and all amendments thereto (including post-effective amendments) (the "Form S-4"), to register the requisite number of shares of the Company's common stock, $0.01 par value, in connection with the issuance thereof to the shareholders of USTeleCenters, Inc., a Massachusetts corporation ("UST"), in exchange for all of the issued and outstanding common stock of UST and upon exercise of all UST options to be assumed by the Company, all in connection with the proposed merger of UST with and into a wholly-owned subsidiary of the Company.

5. RESOLVED FURTHER, that any officer or director of the Company executing, on behalf of the Company or in any other capacity, the Form S-4 and any and all exhibits and amendments (including post-effective amendments) thereto and other documents to be filed with the SEC in connection therewith be, and hereby is, authorized to execute the same through or by his duly authorized attorneys-in-fact pursuant to an appropriate power of attorney signed by such officer or director appointing each of Robert G. Hatfield and William M. McKay so to act or each of them to so act alone; and that any officer or director of the Company executing on behalf of the Company or otherwise any registration statement or any amendment (including post-effective amendments) thereto, or request for acceleration thereof, to be filed with the SEC is hereby authorized to execute the same and to do and perform each and every act and thing whatsoever as necessary or advisable to otherwise carry out the full intents and purposes as he might or could do in person, through Robert G. Hatfield or William M. McKay, or each of them acting alone, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.

6. RESOLVED FURTHER, that the Board of Directors hereby ratifies, adopts and approves all agreements, instruments and other corporate actions previously taken by the Company in connection with the filing of the Form S-4 with the SEC.